[Translation]

To Whom It May Concern:
                                                                January 20, 2004

                                   Company Name: TOYOTA MOTOR CORPORATION
                                   Name and Title of Representative:
                                        Fujio Cho, President
                                   (Code Number: 7203
                                        Securities exchanges throughout Japan)
                                   Name and Title of Contact Person:
                                        Takahiko Ijichi
                                        General Manager, Accounting Division
                                   Telephone Number: 0565-28-2121


               Notice concerning Change in Representative Director

Due to the death of Mr. Iwao Isomura, Representative Director and Vice Chairman of Toyota Motor Corporation, the Representative Director has been changed as follows:


1.    Reason for change:                    Due to death.

2.    Name of Representative Director:      Mr. Iwao Isomura
                                            Born on December 21, 1932 (age 71)

3.    Date/time of death:                   9:39 a.m., Tuesday, January 20, 2004

4.    Birthplace                            Shunan City, Yamaguchi Prefecture